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                                                                 EXHIBIT 10.9(a)

                        1993 DIRECTOR STOCK OPTION PLAN

                                AMENDMENT NO. 2


I. Section 4(a)(vii) of the 1993 Director Stock Option Plan (the "Director Plan") is hereby amended as follows:

       (vii) The terms of a Subsequent Option granted hereunder shall be as follows:


              (A)    the term of the Subsequent Option shall be ten (10) years.

              (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

              (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

              (D) The Subsequent Option shall vest and become exercisable as to 25% of the Shares subject to the Subsequent Option on the first anniversary of the date of grant of the Subsequent Option and shall vest and become exercisable as to 6.25% of the Shares subject to the Subsequent Option at the end of each three month period thereafter, if on such dates Optionee has remained in Continuous Status as a Director.

II. The foregoing amendment shall be effective as of November 4, 1996, including as to Subsequent Options that are outstanding as of such date.